EMPLOYMENT AGREEMENT

THIS **EMPLOYMENT AGREEMENT** (the "Agreement") by and between **GeoVax Inc.**, a Georgia Corporation ("Company"), and **Donald G. Hildebrand** ("Employee"; and with the Company, collectively, the "Parties"), is entered into and effective as of 20 December 2002 (the "Effective Date").

Employee is already serving as the President and Chief Executive Officer of the Company. The Company and Employee desire that Employee be employed by the Company in that capacity under the terms of this Agreement. Therefore, in consideration of the mutual covenants and agreements set forth herein, it is agreed:

1. Employment; Duties. Employee is hereby employed by the Company under the terms of this Agreement, and Employee accepts such employment. Employee shall serve as the President and Chief Executive Officer of the Company and shall perform the following duties ("Employees Duties"): such duties as are customary for someone in that position, duties prescribed in the Company's bylaws, and duties that may be reasonably assigned from time to time by the Company's Board of Directors (the "Board").

2. Term of Agreement. The term of Employee's employment under this Agreement commences on 20 Dec 2002 and shall end upon the termination of Employee's employment with the Company as provided herein. The Company may terminate this Agreement upon at least 30 days prior written notice to Employee, and such termination shall be effective on the termination date described in such notice (or such earlier time as the Company and Employee may agree). Notwithstanding the foregoing, the termination of this Agreement shall not terminate the Company's obligation to make any payments to Employee for services performed and expenses incurred prior to the date of such termination, or as set forth below; and shall not terminate Employee's obligations under Section 15, 16 and 17 below.

3. Base Salary. The Company shall pay Employee $180,000 annually, payable at least monthly, with annual reviews and minimum increase of 5% per annum.

4. Performance Reviews. Performance reviews will be conducted annually by the Board.

5. Annual Bonus Potential. The bonus potential for Year 1 (January 1-December 31, 2003) shall be up to $75,000 (mix of cash and stock mutually agreed on). The actual amount shall be at the discretion of the Board based on Employee's and the Company's performance and achievement. In succeeding years the amount will be established and awarded at the discretion of the Board.

6. Equity Stock Incentive. The Company shall immediately grant options to Employee under the Company's current stock option plan to purchase 300,000 shares of the Company's common stock (1% of the anticipated post-stock offering shares of 29,200,000) at an exercise price of $1.32 per share. The options will expire five years after the date of grant, and will vest over three years [33.33% per year] starting with the date of grant. Such options shall be incentive stock options to the greatest extent permitted by law.

7. Moving Expenses. If the Company requires Employee to relocate, it will pay Employee's direct receipted expenses reasonably incurred (furniture and auto relocation, and limited temporary housing up to $25,000).

8. Temporary Living Expense. In recognition that Employee lives in Athens, Georgia and is required to perform services in Atlanta, Georgia, the Company shall reimburse Employee all lodging and meal expenses reasonably incurred by Employee for the purpose of conducting Employee's Duties in Atlanta.

9. Travel Expenses. The Company shall reimburse Employee for usual and customary business travel expenses reasonably incurred in the performance of Employee's Duties, based on receipted expense reports, including $0.35 per mile for all general business use of personal auto, and $60 per each round trip from Employee's residence in Athens to GeoVax offices in Atlanta.

10. Other Business Expenses. Except as otherwise set forth herein, the Company shall pay on behalf of Employee (or reimburse Employee for) any and all expenses reasonably incurred by Employee in the performance of the Employee's Duties, including those expenses related to any equipment, supplies and services that Employee deems necessary and appropriate for the operation of the Company and/or the performance of Employee's Duties.

11. Benefits. Employee will be entitled to the following benefits at the Company's expense:

a. Life Insurance Benefits: $500,000 in term life insurance, such insurance with Employee's spouse as the beneficiary of the insurance policy.

b. Long-Term Disability Insurance: beginning 90 days after the date of disability, with coverage to replace 70% of annual compensation.

c. Medical & Dental Insurance. In lieu of separate medical and dental benefits, the Company shall reimburse the Employee for any and all federal and state income taxes paid by Employee as a result of dental and medical insurance premiums paid on behalf of Employee by his previous employer; provided, however, that the amount of such reimbursement shall be grossed up such that the Employee shall have no tax liability with respect to such medical or dental benefits after deduction of any federal, state or local income or payroll taxes from the reimbursement payment. That total amount is currently $ 8,500 per year.

d. Vacation: Four (4) weeks paid vacation.

e. Holidays: Nine (9) paid holidays.

f. Retirement Plan: a Company 401(k) Retirement Plan that allows Employee to contribute up to 15% of salary on a pre-tax basis up to a maximum of $11,000 for 2002, $12,000 for 2003 and $13,000 for 2004, as prescribed under federal law. Employer matching and/or profit contribution will be at the discretion of the Company and approved annually by the Board. Company matching is proposed to be $.025 for each $1.00 of employee 401(k) contributions for 2003.

12. Termination Provision---Non Voluntary

a. With cause. If Employee is terminated with cause, Employee's employment, compensation and benefits will terminate immediately (unless otherwise provided by law), and Employee shall not receive any severance payments.

b. Without cause. If Employee is terminated without cause, he must be given 30 days notice, and his salary will continue to be paid for nine (9) months after the effective date of termination.

13. Termination Provision---Voluntary. Employee may voluntarily terminate his employment on 30 day written notice to the Company, and Employee's employment, compensation and benefits will terminate on the effective date of termination (unless otherwise provided by law), and Employee shall not receive any severance payments.

14. Record Keeping and Payment. Employee shall keep and file with the Company an expense report for all other business expenses for which Employee seeks reimbursement, and Employee shall be reimbursed under Sections 7, 8, 9 and 10 (as applicable) for such documented business expenses within thirty (30) days of submitting a request for reimbursement.

15. Restrictive Covenants. Employee acknowledges that the restrictions contained in this Section 15 are reasonable and necessary to protect the legitimate business interests of the Company, and will not impair or infringe upon his right to work or earn a living after his employment with the Company ends. The restrictions imposed under this Section 15 shall apply during Employee's employment with the Company and, except for the longer period specified below for the protection of Trade Secrets, thereafter for a period of two (2) years after the termination of employment for any reason (the "Restricted Period").

a. Trade Secrets and Confidential Information. Employee represents and warrants that: (i) he is not subject to any agreement that would prevent him from performing Employee's Duties for the Company or otherwise complying with this Agreement, and (ii) he is not subject to or in breach of any non-disclosure agreement, including any agreement concerning trade secrets or confidential information owned by any other party.

Employee agrees that he will not: (i) use, disclose, or reverse engineer the Trade Secrets or the Confidential Information (as defined below), except as authorized by the Company; (ii) during his employment with the Company, use, disclose, or reverse engineer (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by him during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon his resignation or termination (a) retain Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in his possession or control, or (b) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company's consent. Notwithstanding the above, such information may be disclosed to authorized representatives of the US government in federal grant applications and to third parties in connection with licensing, financing and other commercial agreements, in each case to the extent the failure to provide such information would materially prejudice the Company's ability to secure the grant or enter into

c. Non-Recruitment of Employees. During the Restricted Period, Employee will not, directly or indirectly, solicit, recruit or induce any employee of the Company or any affiliate of the Company either to terminate his or her employment relationship with the Company, or work for any other person or entity engaged in a business like the Business.

16. Work Product. Employee's Duties may include inventing in areas directly or indirectly related to the business of the Company or to a line of business that the Company may reasonably be interested in pursuing. All Work Product (as defined below) shall constitute work made for hire. If (i) any of the Work Product may not be considered work made for hire, or (ii) ownership of all right, title, and interest to the legal rights in and to the Work Product will not vest exclusively in the Company, then, without further consideration, Employee assigns all presently-existing Work Product to the Company, and agrees to assign, and automatically assigns, all future Work Product to the Company.

The Company will have the right to obtain and hold in its own name copyrights, patents, design registrations, proprietary database rights, trademarks, rights of publicity, and any other protection available in the Work Product. At the Company's request, Employee will perform, during or after his employment with the Company, any acts to transfer, perfect and defend the Company's ownership of the Work Product, including, but not limited to: (i) executing all documents (including a formal assignment to the Company) necessary for filing an application or registration for protection of the Work Product (an "Application"), (ii) explaining the nature of the Work Product to persons designated by the Company, (iii) reviewing Applications and other related papers, or (iv) providing any other assistance reasonably required for the orderly prosecution of Applications.

Employee will provide the Company with a written description of any Work Product in which he is involved (solely or jointly with others) and the circumstances surrounding the creation of such Work Product.

"Work Product" means (a) any data, databases, materials, documentation, computer programs, inventions (whether or not patentable), designs, and/or works of authorship, including but not limited to, discoveries, ideas, concepts, properties, formulas, compositions, methods, programs, procedures, systems, techniques, products, improvements, innovations, writings, pictures, and artistic works, and (b) any subject matter protected under patent, copyright, proprietary database, trademark, trade secret, rights of publicity, confidential information, or other property rights, including all worldwide rights therein, that is or was conceived, created or developed in whole or in part by Employee while employed by the Company and that either (i) is created within the scope of his employment, (ii) is based on, results from, or is suggested by any work performed within the scope of his employment, (iii) is directly or indirectly related to the business of the Company or a line of business that the Company may reasonably be interested in pursuing, (iv) has been or will be paid for by the Company, or (iv) was created or improved in whole or in part by using the Company's time, resources, data, facilities, or equipment.

17. Arbitration.

a. Any controversy, claim or dispute arising from, out of or relating to this Agreement, or any breach thereof, including but not limited to any dispute concerning the scope

pursuing, (iv) has been or will be paid for by the Company, or (iv) was created or improved in whole or in part by using the Company's time, resources, data, facilities, or equipment.

17. Arbitration.

a. Any controversy, claim or dispute arising from, out of or relating to this Agreement, or any breach thereof, including but not limited to any dispute concerning the scope of this arbitration clause, claims based in tort or contract, claims for discrimination under federal, state or local law, and/ or claims for violation of any federal, state or local law (any such controversy, claim or dispute being referred to herein as a "Claim") shall be resolved in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Such arbitration shall take place in Atlanta, Georgia. The arbitrator's award shall be final and binding upon both parties.

b. A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when an institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and shall have the right to subpoena witnesses and documents for the arbitration hearing. The arbitrator shall be experienced in employment arbitration and licensed to practice law in the state of Georgia. The arbitrator shall have the authority to hear and grant a motion to dismiss and/ or motion for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure.

c. Except as otherwise awarded by the arbitrator, each party shall pay the fees of its respective attorneys, the expenses of its witnesses and any other expenses connected with presenting its Claim or defense. To the extent permitted by law, the prevailing party shall be entitled to receive, in addition to all other relief, payment of all expenses of litigation and arbitration, including attorney's fees.

d. The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

For the Company

Employee

18. Miscellaneous. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be amended or modified except in writing signed by both Parties. This Agreement shall be assignable to, and shall inure to the benefit of, the Company's successors and assigns, including, without limitation, successors through merger, consolidation, or sale of a majority of the Company's assets. Employee shall not have the right to assign Employee's rights or obligations under this

of this arbitration clause, claims based in tort or contract, claims for discrimination under federal, state or local law, and/ or claims for violation of any federal, state or local law (any such controversy, claim or dispute being referred to herein as a "Claim") shall be resolved in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Such arbitration shall take place in Atlanta, Georgia. The arbitrator's award shall be final and binding upon both parties.

b. A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when an institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and shall have the right to subpoena witnesses and documents for the arbitration hearing. The arbitrator shall be experienced in employment arbitration and licensed to practice law in the state of Georgia. The arbitrator shall have the authority to hear and grant a motion to dismiss and/ or motion for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure.

c. Except as otherwise awarded by the arbitrator, each party shall pay the fees of its respective attorneys, the expenses of its witnesses and any other expenses connected with presenting its Claim or defense. To the extent permitted by law, the prevailing party shall be entitled to receive, in addition to all other relief, payment of all expenses of litigation and arbitration, including attorney's fees.

d. The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

________________________ ________________________

For the Company Employee

18. Miscellaneous. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be amended or modified except in writing signed by both Parties. This Agreement shall be assignable to, and shall inure to the benefit of, the Company's successors and assigns, including, without limitation, successors through merger, consolidation, or sale of a majority of the Company's assets. Employee shall not have the right to assign Employee's rights or obligations under this Agreement, except as permitted under the laws of descent and distribution. The laws of the State of Georgia shall govern this Agreement.

[Signature page follows]

[Signature page for Employment Agreement between GeoVax, Inc. and Donald G. Hildebrand dated as of 20 December 2002.]

The Parties hereto have executed this Agreement as of the day and year first written above.

GEOVAX, INC.

By: ______________________________
James W. Curran
Director

By: ______________________________
Gary Teal
Director

EMPLOYEE:

____
Donald G. Hildebrand